Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Gabrielle L. Rabinovitch
Vice President, Investor Relations
(415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. announces first quarter 2014 results

Comparable brand revenues grow 10%

Operating income grows 17%, EPS increases 20% to $0.48

Raises financial guidance for fiscal year 2014

San Francisco, CA, May 21, 2014 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the 13 weeks ended May 4, 2014 (“Q1 14”) versus the 13 weeks ended May 5, 2013 (“Q1 13”).

1st QUARTER 2014 RESULTS

-	Q1 14 net revenues grew 9.7% to $974 million versus $888 million in Q1 13 with comparable brand revenue growth of 10.0%.

-	Q1 14 operating income grew 16.5% to $74 million and operating margin was 7.6% versus 7.2% in Q1 13. Excluding unusual business events in Q1 13, non-GAAP operating income grew 11.4%.

-	Q1 14 diluted earnings per share (“EPS”) grew 20.0% to $0.48. Excluding unusual business events in Q1 13, non-GAAP EPS grew 17.1%.

-	Cash returned to stockholders totaled $86 million, comprising $53 million in stock repurchases and $33 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “Innovative, high-quality product, personalized service, relevant marketing and strong execution across all brands drove these better than expected results. With 50% of our revenue in the direct channel this quarter, we believe our multi-brand, multi-channel platform is driving consistent market share gains and providing us with a sustainable competitive advantage.”

Alber continued, “We are executing against all of our growth strategies, investing in our business while improving our profitability, and returning capital to our stockholders. Looking towards the balance of 2014, we are confident in our strategies and believe we are well positioned to deliver on both our near and longer term goals.”

Comparable brand revenue growth in Q1 14 increased 10.0% on top of 7.2% in Q1 13 as shown in the table below:

1st Quarter Comparable Brand Revenue Growth by Concept*

	Q1 14	Q1 13
Pottery Barn	9.7%	7.6%
Williams-Sonoma	6.0%	1.9%
Pottery Barn Kids	8.1%	6.9%
West Elm	18.8%	11.8%
PBteen	12.0%	16.1%

Total	10.0%	7.2%

*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

Direct-to-customer (DTC) net revenues in Q1 14 increased 17.2% to $491 million from $419 million in Q1 13, and generated 50% of total company net revenues in Q1 14, compared to 47% in Q1 13.

Retail net revenues in Q1 14 increased 3.1% to $483 million from $469 million in Q1 13, primarily driven by West Elm and Pottery Barn, partially offset by a decrease in our international franchise operations.

Operating margin in Q1 14 was 7.6% compared to 7.2% in Q1 13. Excluding unusual business events in Q1 13, non-GAAP operating margin was 7.5%:

-	Gross margin was 37.8% versus 37.6% in Q1 13.

-	Selling, general and administrative (SG&A) expenses were $294 million, or 30.2% of net revenues, versus $270 million, or 30.5% of net revenues, in Q1 13. Excluding the 40 basis point impact related to unusual business events in Q1 13, non-GAAP SG&A expenses were $267 million or 30.1% of net revenues in Q1 13.

EPS in Q1 14 increased 20.0% to $0.48 from $0.40 in Q1 13. Excluding unusual business events in Q1 13, non-GAAP EPS grew 17.1% from $0.41.

Merchandise inventories at the end of Q1 14 increased 28.6% to $850 million from $662 million at the end of Q1 13. Excluding the impact of additional inventory in transit due to taking ownership of our inventory earlier in the supply chain in Q1 14 versus Q1 13, merchandise inventories increased 17.2% on a comparable basis.

STOCK REPURCHASE PROGRAM

During Q1 14, we repurchased 840,761 shares of common stock at an average cost of $63.41 per share and a total cost of approximately $53 million. As of May 4, 2014, there was approximately $458 million remaining under the three-year, $750 million stock repurchase program announced in March 2013.

FISCAL YEAR 2014 FINANCIAL GUIDANCE

2nd Quarter 2014 Guidance

-	Net revenues in the second quarter of fiscal 2014 (Q2 14) are expected to be in the range of $1.020 billion to $1.040 billion.

-	Comparable brand revenue growth in Q2 14 is expected to be in the range of 4% to 6%.

-	Diluted EPS in Q2 14 is expected to be in the range of $0.49 to $0.52.

Fiscal Year 2014 Guidance

Financial Highlights

Total Net Revenues (millions)	$4,645 – $4,725
Comparable Brand Revenue Growth	5 – 7%
Operating Margin	10.2 – 10.4%
Diluted EPS	$3.07 – $3.17
Income Tax Rate	38.0 – 38.5%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$160 – $170

Store Opening and Closing Guidance by Retail Concept

	FY 2013 ACT*	FY 2014 GUID
	Total	New	Close	End
Williams-Sonoma	248	5	(12)	241
Pottery Barn	194	7	(5)	196
Pottery Barn Kids	81	8	(5)	84
West Elm	58	11	—	69
Rejuvenation	4	—	—	4

Total	585	31	(22)	594

*	Included in the FY 13 numbers above are 5 stores in Australia (2 West Elm, 1 Williams-Sonoma, 1 Pottery Barn and 1 Pottery Barn Kids) and 1 West Elm store in the UK.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 21, 2014, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating income, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of employee separation charges in Q1 13. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results and FY 14 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our market share positioning and competitive advantage; the execution of our strategies; our future financial guidance, including Q2 14 and FY 2014 guidance; our three-year stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q1 14; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2014 and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through e-commerce websites, direct mail catalogs and 589 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide and has an unaffiliated franchisee that operates 27 stores in the Middle East.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended May 4, 2014 and May 5, 2013

(Dollars and shares in thousands, except per share amounts)

	1st Quarter
	2014		2013
	$	% of Revenues	$	% of Revenues
Direct-to-customer net revenues	$491,289	50.4%	$419,084	47.2%
Retail net revenues	483,041	49.6	468,724	52.8

Net revenues	974,330	100.0	887,808	100.0
Cost of goods sold	605,922	62.2	553,623	62.4

Gross profit	368,408	37.8	334,185	37.6
Selling, general and administrative expenses	294,082	30.2	270,402	30.5

Operating income	74,326	7.6	63,783	7.2
Interest (income), net	(69)	—	(189)	—

Earnings before income taxes	74,395	7.6	63,972	7.2
Income taxes	28,233	2.9	24,506	2.8

Net earnings	$46,162	4.7%	$39,466	4.4%

Earnings per share (EPS):
Basic	$0.49		$0.40
Diluted	$0.48		$0.40
Shares used in calculation of EPS:
Basic	93,993		97,704
Diluted	95,618		99,515

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)

	May 4, 2014	Feb. 2, 2014	May 5, 2013
Assets
Current assets
Cash and cash equivalents	$112,870	$330,121	$252,536
Restricted cash	14,295	14,289	16,061
Accounts receivable, net	54,725	60,330	60,667
Merchandise inventories, net	850,416	813,160	661,541
Prepaid catalog expenses	34,986	33,556	36,407
Prepaid expenses	79,491	35,309	52,695
Deferred income taxes, net	121,443	121,486	99,739
Other assets	9,261	10,852	9,434

Total current assets	1,277,487	1,419,103	1,189,080

Property and equipment, net	837,012	849,293	817,249
Non-current deferred income taxes, net	—	13,824	10,738
Other assets, net	53,601	54,514	46,152

Total assets	2,168,100	2,336,734	2,063,219

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	369,279	404,791	211,086
Accrued salaries, benefits and other	88,796	138,181	84,886
Customer deposits	233,563	228,193	222,018
Income taxes payable	2,571	49,365	13,377
Current portion of long-term debt	1,785	1,785	1,696
Other liabilities	40,232	38,781	27,207

Total current liabilities	736,226	861,096	560,270

Deferred rent and lease incentives	158,339	157,856	172,312
Long-term debt	1,968	1,968	3,753
Non-current deferred income taxes, net	2,850	—	—
Other long-term obligations	60,425	59,812	44,666

Total liabilities	959,808	1,080,732	781,001

Stockholders’ equity	1,208,292	1,256,002	1,282,218

Total liabilities and stockholders’ equity	$2,168,100	$2,336,734	$2,063,219

ADDITIONAL INFORMATION

	Store Count					Avg. Leased Square Footage Per Store
	Feb. 2, 2014	Openings	Closings	May 4, 2014	May 5, 2013	May 4, 2014	May 5, 2013
Williams-Sonoma	248	1	(1)	248	254	6,600	6,600
Pottery Barn	194	2	(1)	195	195	13,800	13,800
Pottery Barn Kids	81	4	(1)	84	85	7,700	8,100
West Elm	58	—	—	58	49	14,100	14,800
Rejuvenation	4	—	—	4	4	13,200	13,200

Total	585	7	(3)	589	587	9,900	9,900

	Feb. 2, 2014	May 4, 2014	May 5, 2013
Total store selling square footage	3,590,000	3,600,000	3,586,000
Total store leased square footage	5,838,000	5,850,000	5,840,000

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Thirteen weeks ended May 4, 2014 and May 5, 2013

(Dollars in thousands)

	Year-to-Date
	2014	2013
Cash flows from operating activities
Net earnings	$46,162	$39,466
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	38,630	36,609
Loss on sale/disposal/impairment of assets	644	360
Amortization of deferred lease incentives	(5,782)	(6,353)
Deferred income taxes	(4,649)	(3,431)
Tax benefit from exercise of stock-based awards	43,223	9,186
Excess tax benefit from exercise of stock-based awards	(21,371)	(4,047)
Stock-based compensation expense	12,368	8,991
Other	173	—

Changes in:
Accounts receivable	5,692	1,512
Merchandise inventories	(36,108)	(21,537)
Prepaid catalog expenses	(1,430)	824
Prepaid expenses and other assets	(41,951)	(25,863)
Accounts payable	(19,276)	(52,345)
Accrued salaries, benefits and other current and long-term liabilities	(48,164)	(37,028)
Customer deposits	5,216	14,691
Deferred rent and lease incentives	3,092	7,613
Income taxes payable	(46,798)	(28,470)

Net cash used in operating activities	(70,329)	(59,822)

Cash flows from investing activities:
Purchases of property and equipment	(38,119)	(47,444)
Proceeds from insurance reimbursement	33	760
Other	100	26

Net cash used in investing activities	(37,986)	(46,658)

Cash flows from financing activities:
Repurchase of common stock	(53,309)	(41,174)
Payment of dividends	(32,891)	(21,985)
Tax withholdings related to stock-based awards	(46,730)	(9,384)
Excess tax benefit from exercise of stock-based awards	21,371	4,047
Net proceeds from exercise of stock-based awards	2,997	3,767
Repayments of long-term obligations	—	(28)
Other	(6)	—

Net cash used in financing activities	(108,568)	(64,757)

Effect of exchange rates on cash and cash equivalents	(368)	(782)
Net decrease in cash and cash equivalents	(217,251)	(172,019)
Cash and cash equivalents at beginning of period	330,121	424,555

Cash and cash equivalents at end of period	$112,870	$252,536

Exhibit 1

Reconciliation of 1st Quarter GAAP to Non-GAAP

Operating Income and Operating Margin By Segment*

($ in thousands)

	DTC		Retail		Unallocated		Total
	Q1 14	Q1 13	Q1 14	Q1 13	Q1 14	Q1 13	Q1 14	Q1 13
Net Revenues	$491,289	$419,084	$483,041	$468,724	$—	$—	$974,330	$887,808
GAAP Operating Income/(Expense)	121,136	95,941	30,196	34,016	(77,006)	(66,174)	74,326	63,783

GAAP Operating Margin	24.7%	22.9%	6.3%	7.3%	(7.9%)	(7.5%)	7.6%	7.2%

Unusual Business Events (UBE) (1)	—	—	—	—	—	2,936	—	2,936

Non-GAAP Operating Income/(Expense) Excluding UBE (2)	121,136	95,941	30,196	34,016	(77,006)	(63,238)	74,326	66,719

Non-GAAP Operating Margin (2)	24.7%	22.9%	6.3%	7.3%	(7.9%)	(7.1%)	7.6%	7.5%

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 14 ACT	Q2 14 GUID	FY 14 GUID
2014 GAAP Diluted EPS	$0.48	$0.49 - $0.52	$3.07 - $3.17

	Q1 13 ACT	Q2 13 ACT	FY 13 ACT
2013 GAAP Diluted EPS	$0.40	$0.49	$2.82
Impact of Employee Separation Charges (1)	0.02	—	0.02

2013 Non-GAAP Diluted EPS Excluding UBE (2)***	$0.41	$0.49	$2.84

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.
**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.
***	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Notes:

(1)	Impact of Employee Separation Charges – During Q1 13 and FY 13, we incurred charges of approximately $0.02 per diluted share associated with the retirement of the former President of the Williams-Sonoma brand. These charges were recorded within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income/(expense), operating margin and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 14 actual results and guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.